Poly Announces Fourth Quarter and Fiscal Year 2019 Financial Results
Plantronics and Polycom Relaunch as Poly; announce innovative new products
Earnings driven by successful integration and synergy capture

SANTA CRUZ, Calif., - May 7, 2019 - Plantronics, Inc. (NYSE: PLT) ("Poly") today announced fourth quarter and full fiscal year 2019 results for the period ending March 31, 2019. Highlights of the fourth quarter and full fiscal year include the following:

($ Millions, except percent and per-share data)[1]	Q4 FY18	Q4 FY19	FY18	FY19[2]
GAAP Revenue	$216	$468	$857	$1,675
GAAP Gross Margin	52.8%	46.2%	51.2%	41.5%
GAAP Operating Income	$33	($19)	$124	($109)
GAAP Diluted EPS	$0.29	($0.55)	($0.03)	($3.61)
Cash Flow from Operations	$40	($3)	$121	$116

Non-GAAP Revenue	$216	$488	$857	$1,759
Non-GAAP Gross Margin	53.2%	55.0%	51.9%	52.8%
Non-GAAP Operating Income	$47	$90	$168	$316
Non-GAAP Diluted EPS	$1.05	$1.44	$3.55	$5.12
Adjusted EBITDA[3]	$53	$102	$189	$357

1 For further information on supplemental non-GAAP metrics refer to the Use Of Non-GAAP And Comparative Financial Information and Unaudited Reconciliations Of GAAP Measures To Non-GAAP Measures sections below.
2 Full-year FY19 results reflect three quarters of Polycom results due to the completion of the Polycom acquisition on July 2, 2018.
3 On a combined comparative basis, which includes Polycom results for Q1 FY19, FY19 Adjusted EBITDA was $402 million.

“Fiscal 2019 confirms the business logic behind the merger of our two companies. We met our product delivery schedules, achieved or beat our financial commitments, and have demonstrated a real strength in execution," said Joe Burton, President and Chief Executive Officer. “I am incredibly pleased with our progress in integrating our teams, consolidating our systems, and relaunching as Poly. Our strategy positions us well to deliver on the goals outlined in our long-term model.”

Results Compared to February 5, 2019 Guidance

	Q4 FY19 Results	Q4 FY19 Guidance Range[4]
GAAP Net Revenue	$468M	$456M - $486M
Non-GAAP Net Revenue	$488M	$475M - $505M
Non-GAAP Operating Income	$90M	$75M - $90M
Non-GAAP Diluted EPS	$1.44	$1.00 - $1.30
4 Non-GAAP guidance ranges shown here exclude the $19.3 million impact of purchase accounting related to recording deferred revenue at fair value at the time of the acquisition.

“I'm excited to join Poly's leadership team to help realize the tremendous market opportunity ahead of us,” said Chuck Boynton, Executive Vice President and Chief Financial Officer. “Our FY19 results demonstrate the accretive power of this acquisition. We are entering FY20 with a strong balance sheet that will get stronger as we continue to pay down debt.”

Highlights for the Fourth Quarter and Fiscal Year 2019

•
Plantronics and Polycom relaunch as Poly, a global technology company that powers meaningful human connection and collaboration. Poly combines legendary audio expertise and powerful video and conferencing capabilities to overcome the distractions, complexity and distance that make communication in and out of the workplace challenging.

•	Poly and Google Cloud announced a new strategic alliance making Poly VVX x50 phones the first desktop phones certified for Google Voice for G Suite.

•	Poly announced Trio integration with two Amazon Web Services solutions, Amazon Alexa for Business and Chime, and also announced Voyager 4200 UC headset integration with the Amazon Alexa app.

•	The Company expanded partnerships with both Zoom and GoToMeeting with integrations across multiple products.

•	The Company revealed the upcoming Poly CCX Series desk phones offering native Microsoft Teams integration.

•	Poly Studio won Best of Enterprise Connect for Best Communications and Collaboration Device.

•	The Company's achieved its second consecutive quarter with trailing twelve month EBITDA of over $400 million.

•
The Company completed its previously announced debt repayment of $100 million on its outstanding Term Loan B and ended fiscal year 2019 with a net debt to Adjusted EBITDA ratio of 3.6x. In addition, during the fourth fiscal quarter the Company repurchased approximately 233 thousand shares at an average price of $36.02.

•
As of today, the Company has achieved a total of $73 million in annual run-rate synergy capture. Through subsequent actions, the Company expects to capture an additional $12 million by June 30, 2019, for a total of $85 million since the close of the Polycom acquisition.

•
In an effort to align its strategy and focus on its core enterprise markets, the Company announced that it intends to evaluate strategic alternatives for its Consumer business. The Company has not yet determined timing, structure, or financial impact of any potential transaction.

Poly Announces Quarterly Dividend of $0.15

The Poly Board of Directors has declared a quarterly cash dividend of $0.15 per common share, to be paid on June 10, 2019, to all shareholders of record as of the close of market on May 20, 2019.

Business Outlook

The following statements are based on the Company's current expectations, and many of these statements are forward-looking. Actual results are subject to a variety of risks and uncertainties and may differ materially from the Company's expectations.

Poly currently expects the following range of financial results for the first quarter and full fiscal year of 2020 (all amounts assuming currency rates remain stable):

	Q1 FY20 Guidance	FY20 Annual Guidance
GAAP Net Revenue	$471M - $501M	+21% to +24%
Non-GAAP Net Revenue[1,2]	$485M - $515M	As-reported: +17.5% to 20% Comparative: +1.5% to +3.5%
Adjusted EBITDA[3]	$92M - $108M	$410M - $460M
Non-GAAP Diluted EPS[3,4]	$1.15 - $1.45	Not provided

1 Q1 and full year FY20 non-GAAP revenue guidance excludes purchase accounting adjustments of $13.6 million and $38.0 million, respectively.

2 Standalone growth is based on as reported FY19 non-GAAP net revenues of $1,759 million. Comparative growth is based on combined comparative FY19 net revenues of $2,038 million.

3 Q1 and full year FY20 Adjusted EBITDA and non-GAAP diluted EPS excludes estimated intangibles amortization expense of $44.8 million and $179.2 million, respectively.

4 EPS Guidance assumes approximately 40 million diluted average weighted shares and tax rate of 18% to 20%.

With respect to adjusted EBITDA and diluted EPS guidance, the Company has determined that it is unable to provide quantitative reconciliations of these forward-looking non-GAAP measures to the most directly comparable forward-looking GAAP measures with a reasonable degree of confidence in their accuracy without unreasonable effort, as items including stock based compensation, acquisition and integration costs, litigation gains and losses, and impacts from discrete tax adjustments and tax laws are inherently uncertain and depend on various factors, many of which are beyond the Company's control. Our business is inherently difficult to forecast, particularly with continuing uncertainty in regional economic conditions, currency fluctuations, customer cancellations and rescheduling, and there can be no assurance that expectations of incoming orders over the balance of the current quarter will materialize.

The Company's business is inherently difficult to forecast, particularly with continuing uncertainty in regional economic conditions, currency fluctuations, customer cancellations and rescheduling, and there can be no assurance that expectations of incoming orders over the balance of the current quarter will materialize.

Conference Call and Earnings Presentation

Poly is providing an earnings presentation in combination with this press release. The presentation is offered to provide shareholders and analysts with additional detail for analyzing results. The presentation will be available in the Investor Relations section of our corporate website at investor.poly.com along with this press release. A reconciliation of our GAAP to non-GAAP and historical combined comparative results is provided at the end of this press release.

We have scheduled a conference call to discuss fourth quarter and fiscal year 2019 financial results. The conference call will take place today, May 7, 2019, at 2:00 PM (Pacific Time). All interested investors and potential investors in Poly stock are invited to participate. To listen to the call, please dial in five to ten minutes prior to the scheduled starting time and refer to the “Poly Conference Call.”  The dial-in from North America is (888) 301-8736 and the international dial-in is (706) 634-7260.

The conference call will also be simultaneously webcast and can be accessed from the Investor Relations section of our website. A replay of the call with the conference ID #55437195 will be available until June 6, 2019 at (855) 859-2056 for callers from North America and at (404) 537-3406 for all other callers.

Use of Non-GAAP and Combined Comparative Financial Information

To supplement our condensed consolidated financial statements presented on a GAAP basis, we use non-GAAP, and where applicable, combined comparative measures of operating results, including non-GAAP net revenues, non-GAAP gross profit, non-GAAP operating expenses, non-GAAP operating income, non-GAAP net income, adjusted EBITDA, and non-GAAP diluted EPS, which exclude certain unusual or non-cash expenses and charges that are included in the most directly comparable GAAP measure. These unusual or non-cash expenses and charges include the effect, where applicable, of purchase accounting on deferred revenue and inventory, stock-based compensation, acquisition related expenses, purchase accounting amortization and adjustments, restructuring and other related charges and credits, asset impairments, executive transition charges, rebranding costs, gains or losses from litigations settlements, unusual and/or irregular gains or losses from the sale of investments, and the impact of participating securities, all net of any associated tax impact. We also exclude tax benefits from the release of tax reserves, discrete tax adjustments including transfer pricing, tax deduction and tax credit adjustments, and the impact of tax law changes. We exclude these amounts from our non-GAAP and combined comparative measures primarily because management does not believe they are consistent with the development of our target operating model. Combined comparative results refer to the results for periods prior to the acquisition of Polycom, which were prepared by combining the non-GAAP results of as if they had been combined during that period. These prior period results are presented on a non-GAAP as-reported basis, with immaterial adjustments to align the treatment of non-GAAP adjustments for comparative purposes. We believe that the use of non-GAAP and combined comparative financial measures provides meaningful supplemental information regarding our performance and liquidity and helps investors compare actual results with our historical and long-term target operating model goals as well as our performance as a combined company. We believe presenting non-GAAP net revenue provides meaningful supplemental information regarding how management views the performance of the business and underlying performance of our individual product categories. We believe that both management and investors benefit from referring to these non-GAAP and combined comparative financial measures in assessing our performance and when planning, forecasting and analyzing future periods; however, non-GAAP and combined comparative financial measures are not meant to be considered in isolation of, or as a substitute for, or superior to, net revenues, gross margin, operating expenses, operating income, operating margin, net income or EPS prepared in accordance with GAAP.

Safe Harbor

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements relating to: (i) our believe or expectations regarding our ability to deliver on goals set out in our long-term model; (ii) our expectations on the market opportunities for our business; (iii) belief that our balance sheet will become stronger in fiscal year 2020; (iv) our beliefs regarding our anticipated integration synergies and the timing when we expect to achieve them; (v) our expectations in connection with our Consumer business; (vi) estimates of GAAP and non-GAAP financial results for the first quarter and full year Fiscal Year 2020, including net revenues, purchase accounting adjustments, adjusted EBITDA, tax rates, intangibles amortization, and diluted weighted average shares outstanding and diluted EPS, in addition to other matters discussed in this press release that are not purely historical data. We do not assume any obligation to update or revise any such forward-looking statements, whether as the result of new developments or otherwise.

Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those contemplated by such statements. Among the factors that could cause actual results to differ materially from those contemplated are:

•
Regarding the Polycom acquisition: (i) we may be unable to integrate Polycom's business within our own in a timely and cost-efficient manner or do so without adversely impacting operations, including new product launches; (ii) expected synergies or operating efficiencies may fail to materialize in whole or part or may not occur within expected time-frames; (iii) the acquisition and our subsequent integration efforts may adversely impact relationships with customers, suppliers and strategic partners and their operating results and businesses generally (including the diversion of management time on transaction-related issues); (iv) we may be unable to retain and hire key personnel; (v) our increased leverage as a result of the transaction is substantially greater than prior to the acquisition which may pose risks, including reduced flexibility to make changes in our operations in response to business or economic conditions, increased borrowing costs, as well as penalties or costs should we fail to comply with terms of the financial agreements such as debt ratios and financial and operation performance targets; (vi) negative effects on the market price of our common stock as a result of the transaction, particularly in light of the issuance of our stock in the transaction; (vii) our financial reporting including those resulting from the adoption of new accounting pronouncements and associated system implementations in the context of the transaction, our ability to forecast financial results of the combined company and that we may be unable to successfully integrate our reporting system causing an adverse impact to our ability to make timely and accurate filings with the SEC and other domestic and foreign governmental agencies; (viii) the potential impact of the transaction on our future tax rate and payments based on on our global entity consolidation efforts and our ability to quickly and cost effectively integrate foreign operations; (ix) the challenges of integrating the supply chains of the two companies; and (x) the potential that our due diligence did not uncover risks and potential liabilities of Polycom;

•	Micro and macro-economic conditions in our domestic and international markets;

•	the nature and extent of competition we face, particularly subsequent to the acquisition of Polycom as it relates to our ability to adapt to new competitors and changing markets;

•	the impact of customer brand preferences on Consumer and Enterprise market demands;

•	the impact of our adoption of a new corporate branding identity, including any confusion or harm to our reputation resulting therefrom;

•
the impact of integration, restructuring and disaggregation activities on our operations, including on employees, suppliers and customers from the potential or actual announcement of any acquisitions or divestitures;

•
our ability to realize and achieve positive financial results projected to arise in the our key markets from UC&C adoption could be adversely affected by a variety of factors including the following: (i) as UC&C becomes more widely adopted, the risk that competitors will offer solutions that will effectively commoditize our products which, in turn, will reduce the sales prices for those products; (ii) our plans are dependent upon adoption of our UC&C solution by major platform providers and any proprietary solutions of competitors, and our influence over such providers and the marketing in general with respect to the functionality of their platforms or their product offerings, their rate of deployment, and their willingness to integrate their platforms and product offerings with our solutions is limited; (iii) delays or limitations on our ability to timely introduce solutions that are cost effective, feature-rich, stable, and attractive to our customers within forecasted development budgets; (iv) our successful implementation and execution of new and different processes involving the design, development, and manufacturing of complex electronic systems composed of hardware, firmware, and software that works seamlessly and continuously in a wide variety of environments and with multiple devices; (v) failure of UC&C solutions generally, or our solutions in particular, to be adopted with the breadth and speed we anticipate; (vi) our sales model and expertise must successfully evolve to support complex integration of hardware, software, and services with UC&C infrastructure consistent with changing customer purchasing expectations; (vii) as UC&C becomes more widely adopted we anticipate that competition for market share will increase, particularly given that some competitors may have superior technical and economic resources; (viii) sales cycles for UC&C deployments are longer and becoming more complex; (ix) our inability to timely and cost-effectively adapt to changing business requirements may impact our profitability in this market and our overall margins; and (x) our failure to expand our technical support capabilities to support the complex and proprietary platforms in which our UC&C products are and will be integrated;

•
failure to match production to demand given long lead times and the difficulty of forecasting unit volumes and acquiring the component parts and materials to meet demand without having excess inventory or incurring cancellation charges;

•
volatility in prices and availability of components from our suppliers, including our manufacturers located in APAC, have in the past and could in the future negatively affect our profitability and/or market share;

•	fluctuations in foreign exchange rates;

•	new or greater tariffs on our products;

•	the bankruptcy or financial weakness of distributors or key customers, or the bankruptcy of or reduction in capacity of our key suppliers;

•
additional risk factors including: interruption in the supply of sole-sourced critical components, continuity of component supply at costs consistent with our plans, and the inherent risks of our substantial foreign operations; and

•	seasonality in one or more of our product categories.

For more information concerning these and other possible risks, please refer to our Annual Report on Form 10-K filed with the Securities and Exchange Commission on May 9, 2018 and other filings with the Securities and Exchange Commission, as well as recent press releases. The Securities and Exchange Commission filings can be accessed over the Internet at http://www.sec.gov/edgar/searchedgar/companysearch.html.

Financial Summaries

The following related charts are provided:

•	Summary Unaudited Condensed Consolidated Financial Statements

•	Unaudited Reconciliations of GAAP Measures to Non-GAAP Measures

•	Unaudited Reconciliations of GAAP Measures to Trailing Twelve Months EBITDA

•	Unaudited Reconciliations of GAAP Measures to Non-GAAP Combined Comparative Measures

About Poly

Poly is a global communications company that powers meaningful human connection and collaboration. Poly combines legendary audio expertise and powerful video and conferencing capabilities to overcome the distractions, complexity and distance that make communication in and out of the workplace challenging. Poly believes in solutions that make life easier when they work together and with our partner’s services. Our headsets, software, desk phones, audio and video conferencing, analytics and services are used worldwide and are a leading choice for every kind of workspace. For more information, please visit: www.poly.com.

Poly and the propeller design are trademarks of Plantronics, Inc. All other trademarks are the property of their respective owners.

INVESTOR CONTACT: Mike Iburg Vice President, Investor Relations (831) 458-7533
MEDIA CONTACT: Edie Kissko Senior Director and Head of Corporate Communications (213) 369-3719

PLANTRONICS, INC.
SUMMARY CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
($ in thousands, except per share data)

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended		Twelve Months Ended
	March 31,		March 31,
	2018	2019	2018	2019
Net revenues:
Net product revenues	$216,143	$408,757	$856,903	$1,510,769
Net services revenues	—	59,730	—	163,765
Total net revenues	216,143	468,488	856,903	1,674,535
Cost of revenues:
Cost of product revenues	102,068	226,008	417,788	902,624
Cost of service revenues	—	25,949	—	77,771
Total cost of revenues	102,068	251,957	417,788	980,395
Gross profit	114,075	216,531	439,115	694,140
Gross profit %	52.8%	46.2%	51.2%	41.5%
Operating expenses:
Research, development, and engineering	21,791	61,477	84,193	201,886
Selling, general, and administrative	59,265	161,325	229,390	567,878
(Gain) loss, net from litigation settlements	(125)	1,005	(420)	975
Restructuring and other related charges	13	11,983	2,451	32,694
Total operating expenses	80,944	235,790	315,614	803,433
Operating income	33,131	(19,259)	123,501	(109,293)
Operating income %	15.3%	(4.1)%	14.4%	(6.5)%

Interest expense	(7,393)	(26,748)	(29,297)	(83,000)
Other non-operating income, net	793	2,870	6,023	6,601
Income before income taxes	26,531	(43,137)	100,227	(185,692)
Income tax expense (benefit)	16,677	(21,548)	101,096	(50,131)
Net income (loss)	$9,854	$(21,589)	$(869)	$(135,561)

% of net revenues	4.6%	(4.6)%	(0.1)%	(8.1)%

Earnings per common share:
Basic	$0.30	$(0.55)	$(0.03)	$(3.61)
Diluted	$0.29	$(0.55)	$(0.03)	$(3.61)

Shares used in computing earnings per common share:
Basic	32,231	39,089	32,345	37,569
Diluted	32,924	39,089	32,345	37,569

Effective tax rate	62.9%	50.0%	100.9%	27.0%

PLANTRONICS, INC.
SUMMARY CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
($ in thousands)

UNAUDITED CONSOLIDATED BALANCE SHEETS
	March 31,	March 31,
	2018	2019
ASSETS
Cash and cash equivalents	$390,661	$202,509
Short-term investments	269,313	13,331
Total cash, cash equivalents, and short-term investments	659,974	215,840
Accounts receivable, net	152,888	337,671
Inventory, net	68,276	177,146
Other current assets	18,588	50,489
Total current assets	899,726	781,146
Property, plant, and equipment, net	142,129	204,826
Purchased intangibles, net	—	825,675
Goodwill	15,498	1,278,380
Deferred tax and other assets	19,534	26,508
Total assets	$1,076,887	$3,116,535
LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable	$45,417	$129,514
Accrued liabilities	80,097	398,715
Total current liabilities	125,514	528,229
Long-term debt, net of issuance costs	492,509	1,640,802
Long-term income taxes payable	87,328	83,121
Other long-term liabilities	18,566	142,696
Total liabilities	723,917	2,394,848
Stockholders' equity	352,970	721,687
Total liabilities and stockholders' equity	$1,076,887	$3,116,535

PLANTRONICS, INC.
SUMMARY CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
($ in thousands, except per share data)

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended		Twelve Months Ended
	March 31,		March 31,
	2018	2019	2018	2019
Cash flows from operating activities
Net Income	$9,854	$(21,589)	$(869)	$(135,561)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	5,284	58,606	21,178	201,369
Amortization of debt issuance cost	363	1,405	1,450	4,593
Stock-based compensation	7,912	11,225	33,959	41,934
Deferred income taxes	(3,026)	18,181	7,464	(21,806)
Provision for excess and obsolete inventories	1,443	2,505	3,456	7,386
Restructuring charges	13	11,699	2,451	32,410
Cash payments for restructuring charges	(31)	(18,035)	(2,942)	(29,257)
Other operating activities	340	570	(305)	9,640
Changes in assets and liabilities:
Accounts receivable, net	(9,085)	25,631	(12,238)	(10,307)
Inventory, net	(3,732)	(18,200)	(13,309)	(7,182)
Current and other assets	586	291	(2,480)	30,747
Accounts payable	101	(12,861)	2,884	3,658
Accrued liabilities	11,531	(11,006)	(4,164)	61,671
Income taxes	18,226	(51,617)	84,613	(73,248)
Cash provided by operating activities	$39,779	$(3,196)	$121,148	$116,048

Cash flows from investing activities
Proceeds from sale of investments	143,164	5,501	197,575	131,300
Proceeds from maturities of investments	64,674	—	211,663	131,017
Purchase of investments	(140,441)	(124)	(373,281)	(822)
Acquisitions, net of cash acquired	—	—	—	(1,642,241)
Capital expenditures	(3,065)	(10,649)	(12,468)	(26,797)
Cash provided by (used for) investing activities	$64,332	$(5,272)	$23,489	$(1,407,543)

Cash flows from financing activities
Repurchase of common stock	(33)	(8,397)	(52,948)	(13,177)
Employees' tax withheld and paid for restricted stock and restricted stock units	(243)	(207)	(11,429)	(14,070)
Proceeds from issuances under stock-based compensation plans	10,481	805	23,927	15,730
Proceeds from revolving line of credit	—	—	8,000	—
Repayments of revolving line of credit	—	—	(8,000)	—
Repayments of long-term debt	—	(103,188)	—	(103,188)
Proceeds from debt issuance, net	—	—	—	1,244,713
Payment of cash dividends	(4,988)	(5,927)	(19,996)	(22,880)
Cash provided by (used for) financing activities	$5,217	$(116,914)	$(60,446)	$1,107,128
Effect of exchange rate changes on cash and cash equivalents	1,040	(265)	4,500	(3,784)
Net increase (decrease) in cash and cash equivalents	110,368	(125,647)	88,691	(188,152)
Cash and cash equivalents at beginning of period	280,293	328,156	301,970	390,661
Cash and cash equivalents at end of period	$390,661	$202,509	$390,661	$202,509

PLANTRONICS, INC.
UNAUDITED RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES
($ in thousands, except per share data)

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS DATA

	Three Months Ended		Twelve Months Ended
	March 31,		March 31,
	2018	2019	2018	2019

GAAP Net revenues	$216,143	$468,488	$856,903	$1,674,535
Deferred revenue purchase accounting	—	19,316	—	84,824
Non-GAAP Net revenues	$216,143	$487,804	$856,903	$1,759,359

GAAP Gross profit	$114,075	$216,531	$439,115	$694,140
Purchase accounting amortization	—	31,118	—	114,361
Inventory valuation adjustment	—	—	—	30,395
Deferred revenue purchase accounting	—	19,316	—	84,824
Acquisition and integration fees	—	435	—	1,056
Stock-based compensation	913	1,073	3,622	4,176
Other adjustments	—	—	1,585	—
Non-GAAP Gross profit	$114,988	$268,473	$444,322	$928,952
Non-GAAP Gross profit %	53.2%	55.0%	51.9%	52.8%

GAAP Research, development, and engineering	$21,791	$61,477	$84,193	$201,886
Stock-based compensation	(1,913)	(3,822)	(8,071)	(11,699)
Acquisition and integration fees	—	(86)	—	(237)
Purchase accounting amortization	—	—	(80)	—
Non-GAAP Research, development, and engineering	$19,878	$57,569	$76,042	$189,950

GAAP Selling, general, and administrative	$59,265	$161,325	$229,390	$567,878
Acquisition and integration fees	(6,252)	(13,802)	(6,252)	(67,360)
Purchase accounting amortization	—	(15,281)	—	(45,838)
Stock-based compensation	(5,086)	(6,330)	(22,266)	(26,059)
Rebranding costs	—	(5,192)	—	(5,192)
Other adjustments	—	—	(549)	—
Non-GAAP Selling, general, and administrative	$47,927	$120,720	$200,323	$423,429

GAAP Operating expenses	$80,944	$235,790	$315,614	$803,433
Acquisition and integration fees	(6,252)	(13,888)	(6,252)	(67,597)
Purchase accounting amortization	—	(15,281)	(80)	(45,838)
Stock-based compensation	(6,999)	(10,152)	(30,337)	(37,758)
Restructuring and other related charges	(13)	(11,983)	(2,451)	(32,694)
Rebranding costs	—	(5,192)	—	(5,192)
Other adjustments	—	(1,005)	(549)	(1,005)
Non-GAAP Operating expenses	$67,680	$178,289	$275,945	$613,349

PLANTRONICS, INC.
UNAUDITED RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES
($ in thousands, except per share data)

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS DATA (CONTINUED)

	Three Months Ended				Twelve Months Ended
	March 31,				March 31,
	2018		2019		2018		2019
GAAP Operating income	$33,131		$(19,259)		$123,501		$(109,293)
Purchase accounting amortization	—		46,399		80		160,199
Inventory valuation adjustment	—		—		—		30,395
Deferred revenue purchase accounting	—		19,316		—		84,824
Acquisition and integration fees	6,252		14,323		6,252		68,653
Stock-based compensation	7,912		11,225		33,959		41,934
Restructuring and other related charges	13		11,983		2,451		32,694
Rebranding costs	—		5,192		—		5,192
Other adjustments	—		1,005		2,134		1,005
Non-GAAP Operating income	$47,308		$90,184		$168,377		$315,603

GAAP Net income	$9,854		$(21,589)		$(869)		$(135,561)
Purchase accounting amortization	—		46,399		80		160,199
Inventory valuation adjustment	—		—		—		30,395
Deferred revenue purchase accounting	—		19,316		—		84,824
Acquisition and integration fees	6,252		14,323		6,252		68,653
Stock-based compensation	7,912		11,225		33,959		41,934
Restructuring and other related charges	13		11,983		2,451		32,694
Rebranding costs	—		5,192		—		5,192
Other adjustments	—		(1,578)	[1]	2,134	[2]	(1,578)	[1]
Income tax effect of above items	(2,572)		(16,938)		(9,016)		(73,872)
Income tax effect of unusual tax items	13,142	[3]	(11,557)	[4]	82,080	[5]	(16,944)	[4]
Non-GAAP Net income	$34,601		$56,776		$117,071		$195,936

GAAP Diluted earnings per common share	$0.29		$(0.55)		$(0.03)		$(3.61)
Purchase accounting amortization	—		1.17		—		4.19
Inventory valuation adjustment	—		—		—		0.79
Deferred revenue purchase accounting	—		0.49		—		2.22
Stock-based compensation	0.24		0.28		1.03		1.10
Acquisition and integration fees	0.19		0.36		0.19		1.79
Restructuring and other related charges	—		0.30		0.07		0.85
Rebranding costs	—		0.13		—		0.14
Other adjustments	—		(0.04)		0.07		(0.04)
Income tax effect	0.32		(0.73)		2.22		(2.37)
Effect of participating securities	0.01		—		—		—
Effect of anti-dilutive securities	—		0.03		—		0.06
Non-GAAP Diluted earnings per common share	$1.05		$1.44		$3.55		$5.12

Shares used in diluted earnings per common share calculation:
GAAP	32,924		39,089		32,345		37,569
non-GAAP	32,924		39,523		32,976		38,271

[1]	Excluded amounts represent immaterial losses from litigation and gains from non-recurring sales of investments.
[2]	Excluded amounts represent immaterial adjustments for loss on sale of assets and write off of indirect tax assets and executive transition costs.
[3]	Excluded amounts represent $13.0 million due to change in tax law and the release of tax reserves.
[4]	Excluded amounts primarily represent the release of tax reserves as a result of legal entity integration activities.
[5]
Excluded amounts represent $89.4 million due to change in tax law, immaterial tax benefits resulting from the correction of an immaterial error in the first quarter of fiscal year 2018, and the release of tax reserves.

PLANTRONICS, INC.
UNAUDITED RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES
($ in thousands)

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS DATA (CONTINUED)[1]

	Three Months Ended		Twelve Months Ended
	March 31,		March 31,
	2018	2019	2018	2019
GAAP Operating income	$33,131	$(19,259)	$123,501	$(109,293)
Inventory valuation adjustment	—	—	—	30,395
Deferred revenue purchase accounting	—	19,316	—	84,824
Acquisition and integration fees	6,252	14,323	6,252	68,653
Stock-based compensation	7,912	11,225	33,959	41,934
Restructuring and other related charges	13	11,983	2,451	32,694
Rebranding costs	—	5,192	—	5,192
Other adjustments	—	1,005	2,134	1,005
Depreciation and amortization	5,284	58,606	21,178	201,369
Adjusted EBITDA	$52,592	$102,391	$189,475	$356,773

[1]
This table reflects as-reported results in both current and historical periods. Twelve months ended March 31, 2019 results reflect three quarters of Polycom results due to the completion the acquisition of Polycom on July 2, 2018. Prior year periods do reflect no Polycom results.

PLANTRONICS, INC.
UNAUDITED RECONCILIATIONS OF GAAP OPERATING INCOME TO COMBINED COMPARATIVE TRAILING TWELVE MONTHS ADJUSTED EBITDA
($ in thousands)

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS DATA

	Three Months Ended				Twelve Months Ended
	June 30,	September 30,	December 31,	March 31,	March 31,
	2018[1]	2018	2018	2019	2019
Plantronics GAAP operating income	$20,649	$(85,976)	$(24,707)	$(19,259)	$(109,293)
Polycom GAAP operating income[2]	(30,589)	N/A	N/A	N/A	(30,589)
Combined comparative operating income before adjustments	(9,940)	(85,976)	(24,707)	(19,259)	(139,882)
Deferred revenue purchase accounting	—	36,585	28,923	19,316	84,824
Inventory valuation adjustment	—	30,395	—	—	30,395
Acquisition and integration fees	12,901	26,253	22,274	14,323	75,751
Stock-based compensation	8,150	10,840	11,719	11,225	41,934
Restructuring and other related charges	2,847	7,261	12,130	11,983	34,221
Rebranding costs	—	—	—	5,192	5,192
Other adjustments[3]	43,446	—	—	1,005	44,451
Depreciation and amortization	29,231	82,398	55,117	58,606	225,352
Adjusted EBITDA	$86,635	$107,756	$105,456	$102,391	$402,238

[1]	Polycom results shown in these periods are prior to the close of the acquisition on July 2, 2018. These results are shown here to arrive at combined comparative historical results.
[2]
Prepared in accordance with U.S. GAAP and Polycom's significant accounting policies prior to the closing of the acquisition on July 2, 2018, and further adjusted in accordance with U.S. GAAP for subsequent events occurring after the balance sheet date of June 30, 2018. Refer to footnote 3 for further information.

[3]
Includes losses from litigation settlements and immaterial adjustments to conform historical Polycom results to Plantronics non-GAAP policy. In the period ended June 30, 2018, this includes litigation settlements of approximately $37 million related to the settlement of a previously disclosed FCPA matter and approximately $6 million related other legal settlements, both of which were recognized as subsequent events. More information on these and other legal matters is available in Note 7. Commitments and Contingencies within our Form 10-Q filed on February 6, 2019.

PLANTRONICS, INC.
UNAUDITED RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP COMBINED COMPARATIVE NET REVENUES
($ in thousands)

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS DATA
	Three Months Ended				Twelve Months Ended
	June 30,	September 30,	December 31,	March 31,	March 31,
	2018	2018	2018	2019	2019

Enterprise Headsets	$167,642	$169,978	$173,479	$169,783	$680,882
Consumer Headsets	53,667	58,053	69,665	48,432	229,817
Voice[1]	106,280	121,309	116,700	106,577	450,866
Video[1]	92,001	85,922	85,597	83,966	347,486
Services[1]	80,829	47,807	56,228	59,730	244,594
Deferred revenue purchase accounting	—	36,585	28,923	19,316	84,824
Non-GAAP net revenue	$500,419	$519,654	$530,592	$487,804	$2,038,469

[1]
Voice, Video, and Services revenue categories were introduced with the acquisition of Polycom on July 2, 2018. Historical Polycom revenues in the three months ended June 30, 2018 period are included in these results to arrive at combined comparative net revenues for the three months ended June 30, 2018 and twelve months ended March 31, 2019.